Exhibit 99.1

[Miles Jennings]

Good afternoon, everyone.

Hope you're all doing well and thank

you so much for joining our presentation.

Today, we're going to have a shareholder

update call between Recruiter.com Group Inc.

And GoLogiq regarding

our recently announced transaction.

Thank you again for your interest in our

company and we're very excited to highlight the

transaction and discuss our business going forward.

To give you some opening remarks, I'm now going to turn it over to Evan Sohn, who is chairman of Recruiter.com Group Inc.

RCRT.

[Evan Sohn]

Thank you so much, Miles.

And thank you to everyone who's

joining us on this call today.

Really appreciate you taking out the

time to learn more about Recruiter.com

RCRT and our transaction with GoLogiq.

A little bit of a disclaimer

just so everyone could see.

Please consult our 10K, our filings, our 8K filings for our financials from 2022, as well as various risks associated with the business.

And obviously use your best judgment and

do your own market research accordingly.

Just to give you a little bit of the

agenda for today, I'm going to give some opening

remarks and then review the proposed transaction.

I will then introduce everyone to

Brett Suen, the CEO of Gologiq.

He'll present the GoLogiq assets, their business,

their strategy, as well as their management team.

We'll then reintroduce Miles Jennings.

So thank you, Miles, who'll be presenting the CognoGroup

spin out, which is the spin out from RCRT.

And then we'll talk about some

overall next steps for shareholders.

So the last two years of market turmoil have

really prompted a shift in my overall and our

overall understanding of evaluations of corporate valuations.

I think previously the market rewarded eternalized growth, and as we as RCRT grew from 5 million in

2020 to over 25 million in 22, however, the

market sentiment really changed and the focus went from

revenue value to really cash value.

And as a result, we determined back in

November of 22 that one of our greatest

assets really is our Nasdaq public listing.

And to really unlock that value for the RCRT

shareholders, we embarked in conjunction with Joseph Gunner, our investment banking firm, on a process to look at

doing a transaction involving our Nasdaq public listing.

Joseph Gunner brought us over 20 potential reverse

candidates or potential candidates and did a lot

of meetings, a lot of diligence around them.

And our search criteria really included a management

team ready for Nasdaq, a company driving significant

revenue with room for even more significant growth,

and an industry that's really exciting.

And I was thrilled to really be introduced to Brent

and the overall team at Gologiq, just to give a

little bit of understanding of the actual transaction itself.

The proposed transaction that we announced on June 6,

again, these are all filed with public filings.

In general, you can see those on

our 8k and our press releases.

The June 6 transaction really included that RCRT

would acquire various assets of GoLogiq and

those assets would be including e wallets and

mobile payment and other things that Brent's really

going to talk about from an asset perspective.

In consideration, GoLogiq would receive of RCRT

shares equal to 84% of RCRT, with the

existing RCRT shareholders maintaining approximately 16%.

So 84% for the GoLogiq shareholders, 16%

for the RCRT shareholders, the current RCRT shareholders.

The agreement valued the combined companies at approximately

$105,000,000, which is substantially above the current market capitalization of RCRT, which is currently around, let's

say, four and a half million-dollar market

capitalization, with 16% of that valuing the business

at around $17 million.

So that really is the proposed transaction,

which will also include a spin out.

And we'll talk about the spin

out in just a few moments.

But we really want to bring some more attention to

really who is GoLogiq, who is their management team, and

why we at RCRT were so excited to really invest

our Nasdaq listing in this company and in these people.

So I'd like to introduce everyone

now to sorry about that.

I'd like to everyone now, it's my

privilege to introduce Brent Suen, the interim

Chief Executive Officer and Chairman of GoLogiq.

Brent has 31 years of experience in the capital

markets investment banking industry and was the youngest hire of Bear Stearns merger Arbitrage department in 1987.

He also has significant experience in telecom, media and

technology, both as an advisor and as an investor.

He's got significant operational experience both startup and expansion stage with companies in Silicon Valley during

the 1990s, emerging markets experience in Asia, Eastern

Europe and Latin America, and more recently, mobile

and fintech companies in Southeast Asia.

And it's my privilege now to turn the

microphone and the stage over to Brent.

So Brent, take it away.

[Brent Suen]

Wonderful.

Thank you, Evan, and good afternoon to everyone

and thank you for having us here today.

As Evan mentioned, my name is Brent Suen.

I am the interim CEO of GoLogiq.

I'm going to overview the businesses that are coming into

RCRT and then briefly introduce a few of our team.

I'm not going to read the slides to you all.

I know you're capable of that.

I will speak around them instead and attempt

to highlight the best parts of them.

So with that, Miles, would you mind

going to the next slide, please? Thank you.

So we have taken a three phase

strategy to going forward with RCRT.

All three of these phases are either in place

or underway now, so there's nothing that's greenfield or

unexplored and so we are not a startup.

I will elaborate on each one of

these three in the coming slides.

I will also note that on some things

we are deliberately general and a bit vague.

The reason why is because there are certain

trade secrets and practices that have just evolved

recently and there is little to no competition

in terms of what we're doing specifically.

So we do not identify it in specifics, there is

only one company that we know of that is publicly

traded that is utilizing the same strategy and approach.

And their third year of business, they did 1.2 billion.

Most of that has come recently because of the

advent of something that is quite well known and

talked about, although I believe that it is for

many more of a buzzword or a trend.

I'll go into that shortly.

Phase one we call Project X.

Phase two are the acquisitions that we have lined up.

These are specifically of fintech based companies.

And then phase three, which for the past eight

years we've just called it Deep learning, but I

believe others call it AI or Machine Learning.

I will go on to phase one on the next slide.

Thanks, Miles.

We call this Project X because we've gone

through 25 evolutions on the way here.

We began nine years ago, and so this is not new.

We've had several successes and numerous failures and

treated the entire history as a learning experience

along the way to a big win.

We believe we're there right now.

However, in 2021, after COVID, we decided

to take a very dramatic approach and

we actually contemplated closing down the business.

However, we continued a few more trial

runs right at the same time that

we decided to shutter the core business.

Our tech team came to me and my COO and said

we've actually just had a massive breakthrough that was, believe it or not, in April of this year, right before we were

introduced to Miles and Evan and the team at RCRT.

So it could not have been more timely.

This breakthrough, by the way, generated 3 million

in revenues on a pilot program the first

month out with our partner, and this evidence

points us towards a $70 million year, one

run rate and profitability within three months.

So coming in as we are into RCRT right

now on the heels of this breakthrough, we think

is extremely timely and extremely compelling to you all

as shareholders of RCRT and subsequently GoLogiq.

Phase two, as part of this plan for

fintech acquisitions, we plan to grow exponentially.

And through this, there are ten acquisitions

which we are in later stage with.

We are attempting to close three of them at

the same time as we go into RCRT.

These acquisitions all fit into Project X, into

the platform itself, and they also operate as

standalone businesses that will grow significantly and also

have strong gross profit margin profiles.

This gives us presence in two of the

most compelling emerging market regions in the world.

One is Greater Africa.

The other is Southeast Asia.

Southeast Asia, by the way, our core team and

I have been working in myself 14 years, the

rest of my team, ten to 20 years.

And our incoming Chief Executive Officer, Granger

Whitelaw, actually resides in Vietnam and has

been working and investing and advising in

Southeast Asia for over a decade.

Next slide. Thank you.

Phase Three is actually something that

we've been fairly modest about.

Oddly, it's become a huge buzzword and many

businesses have launched and many have rebranded themselves

and are focusing on the advent of AI

and how it's enabled their business.

We actually built a platform eight years

ago that is the backbone of everything

we do in terms of business processes.

We just didn't call it AI.

It's just a platform that has and does

teach itself with input that comes in from

either customer interaction or interaction from our team,

or advertising and marketing campaigns.

And surprisingly, the recent popularity of Chat GPT, which

is owned by OpenAI, has combined with Radix and

what it's enabled us to do is bring down

costs significantly by not having to have a broad

sales team or a large customer service team and

therefore the costs associated with it.

Therefore, we're able to scale rapidly and attain

very high revenue growth and a higher gross

profit margin profile without the high cost of

teams that scale up alongside.

I think we missed a slide there, which was actually

the financials yeah, I think that it was right in

between the management one and the last one.

[Miles Jennings]

Brent, I'll come in here.

I don't believe that it was in the

presentation that we had for this webinar.

So perhaps we could include it in an 8K for shareholders

because I don't want to do it on the fly. Understood?

[Brent Suen]

Understood.

Well, I can speak to it very quickly

so our viewers can at least get an

idea of what our revenue ramp looks like.

We're anticipating from July of this year until

December growth that encompasses about 27 million in

revenues with profitability in Q Four.

That's what is going into RCRT.

We believe that we can scale that to close to

100 million in revenues next year with profitability both on an EBITDA basis and on a net basis as well.

Going a little further ahead, we believe that several

years out we can approach the $250,000,000 per year

revenue run rate and this will be generated by

our core business, as we indicated, Project X and

the fintech acquisitions that we're bringing in.

Those of you who stay along for the ride,

this would imply a very enviable market cap.

As Miles just said, we can certainly

outline that in an 8K.

In subsequent presentations talking about the GoLogiq

Management team and our board, I would like

to point out that several of our board

members and team are on the call now.

I actually thought we were going to do

a gallery viewing, but nonetheless here's Granger Whitelaw,

the former founder of Rocket Racing.

He's also worked in investment banking and investing in

and advising in emerging markets for over 25 years.

We also have Candace Beaumont

on our board of directors.

She's the chief investment officer of Salsano Group,

which is a $1.5 billion family office.

They were an early investor in some of

the more well-known unicorn valued companies that

have come out of Silicon Valley and other

Silicon Alleys, uber, Airbnb, Palantir and a number

of other well-known unicorn valued companies.

Candace is a lifelong investor and

advisor to a number of them.

James Keys, the former global CEO of 711 stores who

led the company through their highest growth in history.

Jim is on our Board of Advisors and SIM

Ferrara, the US Ambassador to the United Nations and

a lifelong US government statesman and diplomat, especially since we're doing work in emerging and frontier markets.

SIM has joined us as an advisor

and is certainly a mentor to me.

And of course, Granger is our incoming CEO who will

be taking the helm and I will stay on the

board and work on MNA and strategic initiatives.

In summary, we are extremely excited

about the merger with RCRT.

We firmly believe that we will execute

on growth and profitability, delivering shareholder returns

and building the company into a billion

dollar enterprise over the years.

[Miles Jennings]

Thank you, Brent.

Thank you so much to our shareholders and other

audience members interested in learning about this company.

I hope you can see and understand

our enthusiasm for Brent's business and his business plan.

He's going to do great things.

And it was a selective process.

As Evan mentioned, we had a number of

candidates to come into RCRT and we felt

that Brent's company was really a good prospect,

has very strong potential for market appreciation.

So thank you so much, Brent.

Thanks, Miles.

And now I'm very proud to introduce

you to our new company, CognoGroup.

Now, CognoGroup is what we call the spin out.

In this proposed transaction, we have our

existing business, which is being spun out,

and we are calling that company Cognogroup.

This is the first time that

we are publicly announcing this name.

We are calling it that in order to both

suggest the focus on artificial intelligence, which I'll go

into in the coming slides, and also to reflect

a multi-brand portfolio versus simply Recruiter.com. I wanted to go over the transaction once again.

So GoLogiq or certain assets of GoLogiq

related to Fintech are coming into RCRT.

RCRT is the current Recruiter.com group inc.

That is our Nasdaq listed entity.

Then we are going to spin out our

current assets and liabilities, essentially our current operating business, into a new company, and that is

to be called CognoGroup.

We plan to have this listed, or I

should say quoted on the OTC markets.

So again, all of the existing businesses, including

Recruiter.com itself as an asset, will be coming

into Cognogroup and then GoLogiq assets, including

Brent's team and his strategies will be coming

into RCRT little bit on our strategic plan.

This is really already very much

in place and in motion.

The first part of our strategy

includes a real emphasis on profitability.

We started this process.

I would say in November of last year, we

announced certain reductions in staff and certain divestments.

And then this accelerated with our partnership with a

company called JobMobz, which is a leading RPO

in California, a recruitment process outsourcer and that took a lot of our sales staff in certain operations

and put that over to JobMobz and that

continued to accelerate toward profitability.

So this is very much underway.

The second part of our strategy is really to look

at all of our basket of current assets and ensure

that we're monetizing those assets to its fullest potential.

Each of the assets, and I'll describe that

in the next slide, are revenue producing.

But we are also looking, as we announced in a

press release, at potentially selling certain of those assets.

And we are currently in negotiations

with a number of parties.

It should be said of course, that the

results of those negotiations cannot be guaranteed, but

we have announced those negotiations are underway.

And then thirdly, and we think this is very

important and represents really the future of the company

is to really focus on artificial intelligence enabled projects.

So this is something that rather like Brent

mentioned, Recruiter.com was doing rather advanced AI work

throughout 2022 with our candidate sourcing software.

But we do not intend to invest heavily

in R&D, but instead rather look

at smaller projects, rightsized to the scale

of our operations, maintaining that focus on profitability.

And I'll go over some of our existing

assets and we've announced a number of AI

related projects already just this year, the current

assets and these are really our existing business.

So our current operating business includes two

major brands involved in recruitment and employment.

That would be Recruiter.com and Mediabistro.

Recruiter.com is an on

demand recruiting solutions platform.

We provide recruitment and hiring experience

to employers looking to hire great

talent for their organizations across industries.

And then Media Bistro.

Media Bistro is focused in the media sector.

We're announcing some plans to shift the focus

of Media Bistro to include all types of

new digital media, including AR, VR, et cetera.

But those two assets are in

recruitment and the Job board industry.

The JobMobz partnership is essentially a referral

agreement and this leverages the Recruiter.com brand and

lead generation capabilities and that has a $2

million minimum amount throughout the next coming years.

We also have a healthcare staffing business, which

is a legacy business, but it is a

growing business because of macroeconomic trends.

Healthcare is in focus across the country.

Our AI focus includes a number of announced

partnerships and also completely own proprietary technology.

Candidate Pitch, the first one of those is

an application that we have developed, I would

say it's in the first version, version two

is coming out and Candidate Pitch helps recruiters

develop instant profiles of talent and candidates.

And this is a software program that has customers.

It's in the wild right now, actually.

I encourage you to go to

Candidatepitch.com, see it for yourself.

It leverages the ChatGPT API from OpenAI

and does some very interesting things with it.

And we're going to continue to

build this application and invest there.

Recruiting with ChatGPT is a

content course that we developed.

We really did this to be on the forefront of

AI and Chat GPT and really kind of leverage the

really great interest in ChatGPT and AI in general.

This trains recruiters and upskills them and

also gives them certain AI-enabled tools

to do their work of recruiting better.

The MillionWays Partnership.

MillionWays is an announced partnership.

They have developed a proprietary AI

system which has emotionally intelligent AI.

So what does that mean?

It analyzes either text or audio and then can

discern certain personality aspects of the person writing.

So you can imagine there are some great ways

to leverage this in the human resources realm.

And we just announced last week a

partnership with MillionWays to develop their

product to the HR and employment market.

This is a partnership which

may have an equity component.

We announced that we are currently in

negotiations with them to acquire equity in

their company through an equity swap.

And then lastly, the AI Exchange Group is a

really interesting discussion forum of over 1.1 million members.

This is an AI forum, if you will, on LinkedIn.

And we're going to use this not

only to just promote discussion in the

area, but of course, promote our products.

And so this is going to be just

a growingly important channel for Cognogroup going forward.

That's the AI exchange on LinkedIn.

And I also encourage you to check that out.

And then, Evan, here you go. Thank you so much.

[Evan Sohn]

You know what, Miles, before we talk about

what's next, I actually could share a slide.

I have the revenue slide.

Brent, is Brent still on the backstage?

There you go.

Hey, Brent.

To me, I love this slide and it really

shows not just about a vision of mobile fintech,

but actually some real meat on the bones.

So I found the slide.

Sorry about the technical confusion there.

You want to just walk the

audience again through the slide?

We have about 60 plus people on the call today.

[Brent Suen]

Oh, certainly the core business. Again.

We call it Project X.

But a slight amount of due diligence will reveal how

we started out and how we named it before.

But I think for all intents and purposes,

going forward, we'll just call it Project X.

The revenue associated with that for last

year is only about 5.2 million.

This year, we're looking at a July through

December revenue rate of about 21 million.

From that heading into profitability three months out, the

6 million in green will be contributions from the

fintech acquisitions that we'll be adding in.

If you go into 2024, you start to see

how the fintech businesses really start to ramp up

while at the same time, you still see significant

growth from Project X, the two combined.

Again, we expect 104,000,000 in revenue

and profitability the year after.

For those who choose to stick around, I certainly will.

We believe that we can approach a quarter billion in

revenues, and that would imply an enviable market cap.

And I believe that by then, we'll certainly

be seeing valuations in the stock market that

would be representative of Valuing and enabling fintech

businesses to grow and succeed.

Thank you.

[Evan Sohn]

Thank you, Brent and I couldn't agree more.

So, again, everyone, you could check

out Brent Suen, his LinkedIn.

He's got just phenomenal background.

And for those of you who have spoken to me

prior to the call and throughout the journey as RCRT,

you'd realize that driving revenue over 100 million, hitting profitability and really being just a great player on Nasdaq is

really fundamental to being a company on Nasdaq and just

could not be more excited to get Brent and the

entire team of GoLogiq as really benefiting not just Go

logic, but really the RCRT shareholders.

So, Brent, thank you so much.

Miles, you want to go back to the other screen?

There you go.

So what's up next?

The process now is we have a proxy.

You should be expecting that shortly.

In the next couple of weeks, the RCRT shareholders,

assuming shareholder approval, will be getting the GoLogiq

assets, which value the current RCRT market cap at

$17 million over four times the current market cap

of where we are today.

In addition, the RCRT shareholders will be

getting shares in the OTC spin out.

The value, of course, will be determined there.

And that was the CognoGroup

spin out that Miles walked through.

So we're taking the RCRT shareholders, we're putting

them in the hands of Brent and the

GoLogiq team at a market cap for our

shares at $17,000,000, 4 times where we are today.

And we're taking the assets and spinning them down to

an OTC to really be headed up by Miles and

all the incredible AI stuff that's going on in terms

of overall work tech associated with that business.

Again, very excited for both transactions, and

these are only for shareholders of record.

And again, going back to the disclaimer at the beginning,

there are steps along the way to get there.

But we have just an incredible team over

at Joseph Gunner Associates, our legal team of

Lukoski Bookman, really supporting this overall transaction.

And we're very excited to be moving forward

together with the folks at GoLogiq and of

course, towards spitting out the OTC as well.

So we did this through StreamYard.

I do not believe there are any chat

questions that came in through the chat.

I don't think it allows an open chat right now.

If anyone has any questions regarding this transaction,

we've disclosed as much as we can.

They'll be filing an 8K with this

presentation probably as well as the transcript

as well you can email me, Evan@recruiter.com.

Email me directly, evan@recruiter.com and I will try to get

that information over to you as fast as possible.

That's the best way to get in touch with me.

If you have any GoLogiq related questions,

brent, how should they get in touch?

For GoLogiq related questions, Brent@GoLogiq.com cannot

be more complicated, so cannot be easier.

Thank you so much.

Thanks so much, Brent.

Again, anyone has any questions, feel free to email me.

Evan@recruiter.com or Brent@GoLogiq.com.

[Miles Jennings]

Evan, sorry to interrupt.

There are a couple of questions that just came in via

one of the social channels, and I can ask them.

I think this is really the

first one is really for Brent.

I thought we might as well do this live.

So, Brent, Rich asks, are any

of the acquisitions under Loi already?

[Brent Suen]

They are.

[Miles Jennings]

I think that's all you can say.

Short and sweet. Yes.

And also, Alan: can you explain or

give an example of GoLogiq current

businesses and revenue projections excluding future acquisitions?

So I think, Alan's, getting to the existing

business, how you might project that going forward

versus the future acquisitions that are planned.

[Brent Suen]

Certainly.

So the core business, when we began back

in 2014, it was and still is, through

a number of iterations and evolutions, an app

that is enabling to micro and small businesses.

And the way that we marketed it when we started

out back in 2014 was through a partnership with a

direct sales team, which had, at the time, 1200 salespeople.

We expanded that and grew that to 37 million

in revenues in a very short period of time.

We had about 93% cumulative growth

over four years on that.

However, our costs that were alongside that, with

the direct sales team and associated customer support,

unfortunately scaled up alongside the revenue.

So it was very difficult to head towards profitability.

Over the years, we tried different iterations of

digital marketing, still with the same results.

And it wasn't until again in April that we

had this breakthrough on the sales side and on

the customer support side, which really is indicative of

how artificial intelligence is enabling in a number in

a broad range of industries.

Specifically, for us, I can't say that it

was just purely the whole ChatGPT platform.

It was also the way that it was

integrated in with Radix, which is our AI

platform that we built eight years ago.

So in speaking to that, the revenues from

this business alone last year were 5.2 million.

This year we have restructured it for

the first quarter of this year.

What you'll see going forward, from roughly

July until December, we estimate to be

about 21 million in revenue.

So the 7 million on top will be

additive from the acquisitions going into next year.

We believe that we'll generate around

72 million from the core business.

The added revenue from the Fintech acquisitions will add

another I'm not looking at the slide, but I

believe about 26, 27 million taking us up to

the north of 100 and 100 million in revenues.

So I hope that that illustrated it properly.

[Miles Jennings]

Thank you, Brent.

Another question that came in was the

timing on the SpinCo becoming public.

The proposed spin out of CognoGroup and

the subsequent quotation on OTC markets is essentially

concurrent with the GoLogiq transaction.

Probably right before, but essentially concurrent.

So this would be in the same transaction,

and it would be in the proxy.

So the long pole in the tent,

if you will, is the shareholder approval.

Hopefully, everyone got a very good idea of Brent's

businesses and what we have intended for CognoGroup.

And so that will happen really all at the same

time, and it could be essentially a couple of months,

and then sorry, one other question for you, Brent.

Am I correct in thinking that current GoLogiq sorry, GoLQ shareholders will also own shares in another portion of the current business?

So he's talking about your

existing business, Gamma Ray.

So would they still maintain that ownership? Correct?

You might say?

[Brent Suen]

Yes, that is correct.

Yeah, that's correct.

[Miles Jennings]

Okay, I think that's all of our questions that we have

for now, and so we're going to wrap up now.

Again, thank you all very

much for joining this presentation.

We're very excited about this transaction, and as Evan

mentioned, if you have questions, additional questions, please feel free to email Evan, myself, or Brent.

You can reach us directly, and we will

attempt to communicate very clearly to our shareholders

throughout this process on any updates and developments.

Again, thank you very much

and have a wonderful evening.